SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2003

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Reference is made to Note 10 “Litigation, Regulatory Matters and Other Contingencies” to the Condensed Consolidated Financial Statements contained in Registrant’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2003. There has been a development in the Berger case.

On November 14, 2003, the Xerox Corporation Retirement Income Guarantee Plan (“RIGP”) announced that it had reached an agreement in principle to settle the pension-related Berger v. RIGP litigation. The terms of the proposed agreement require RIGP to settle the case for $239 million. The final settlement is subject to the negotiation of a definitive agreement and court approval.

In April 2003, Registrant reported a first-quarter pre-tax charge of $300 million to cover any potential pension-funding shortfall should RIGP be required to pay damages in this case.

If the court approves the final agreement, RIGP will pay the settlement amount from its assets. Should Registrant need to make a cash contribution to compensate for a potential shortfall in the plan related to this litigation, it would not be required to begin doing so until 2005.

Former Xerox employees who are eligible to receive damages will receive notification when the settlement is approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ MARTIN S. WAGNER

By: Martin S. Wagner Assistant Secretary

Date:	November 17, 2003

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